As filed with the Securities and Exchange Commission on April 4, 2022

Registration No. 333-234019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to:

Form S-3

Registration Statement No. 333-234019

UNDER

THE SECURITIES ACT OF 1933

PEOPLE’S UNITED FINANCIAL, INC.

(M&T BANK CORPORATION, AS SUCCESSOR BY MERGER TO PEOPLE’S UNITED FINANCIAL, INC.)

(Exact name of registrant as specified in its charter)

Delaware	20-8447891
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

c/o M&T Bank Corporation, as successor by merger to

People’s United Financial, Inc.

One M&T Plaza, Buffalo New York 14203

(716) 635-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura O’Hara

Senior Executive Vice President and General Counsel

M&T Bank Corporation, as successor by merger to People’s United Financial, Inc.

One M&T Plaza

Buffalo, New York 114203

(713) 842-5445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 relates to the following Registration Statement on Form S-3ASR (the “Registration Statement”) of People’s United Financial, Inc., a Delaware corporation (the “Registrant”):

File No. 333-234019, filed with the U.S. Securities and Exchange Commission on September 30, 2019, registering securities of the Registrant for a maximum aggregate offering price of $500,000,000.

On April 1, 2022, pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Registrant, M&T Bank Corporation, a New York corporation (“M&T”), and Bridge Merger Corp., a Delaware corporation and direct, wholly owned subsidiary of M&T, the Registrant merged with and into M&T (the “Merger”), with M&T continuing as the surviving corporation and as successor in interest to the Registrant.

As a result of the Merger, the Registrant terminates any and all offerings of its securities pursuant to the Registration Statement and deregisters any and all securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 4, 2022. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

M&T BANK CORPORATION
(As successor by merger to People’s United Financial, Inc.)

By:	/s/ Laura O’Hara
Name:	Laura O’Hara
Title:	Senior Executive Vice President and General Counsel